CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-62733 and 333-50910) and on Forms S-3 (File Nos. 333-65536, 333-74172 and 333-96939) of
LifePoint, Inc. and in the related Prospectus of our report dated June 27, 2003 (except Note 9, as to which the date is July 14,
2003), with respect to the financial statements of LifePoint, Inc. included in this Annual Report (Form 10-K/A Amendment No. 2) for the year ended March 31, 2003.


                      			ERNST & YOUNG LLP

Orange County, California
July 14, 2003